UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 20, 2004
(October 15, 2004)

STORAGE TECHNOLOGY CORPORATION
(Exact Name of Registrant As Specified In Its Charter)

Delaware	1-7534	84-0593263
(State or jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One StorageTek Drive, Louisville, Colorado 80028-4309
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (303) 673-5151

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On October 15, 2004, Storage Technology Corporation (“StorageTek”) entered into a new unsecured $75 million four-year revolving credit facility (the “Revolver”) with a syndicate of commercial lenders led by Bank of America, N. A. and including Citicorp USA, Inc., JPMorgan Chase Bank and Keybank National Association. The Revolver replaces our previous revolving credit facility which expired on October 8, 2004. StorageTek Holding Corporation, a wholly-owned subsidiary of StorageTek, has guaranteed StorageTek’s obligations. The Revolver is available for general corporate purposes.

The interest rates for borrowing under the Revolver are based upon our Consolidated Leverage Ratio, which is the ratio of Consolidated Funded Indebtedness to rolling four quarter Consolidated Earnings Before Interest Expense, Taxes, Depreciation, and Amortization (EBITDA). The rate ranges from the applicable LIBOR plus 1.00% to 2.00% or the agent bank’s base rate plus 0.00% to 1.00%. We pay a per annum commitment fee of 0.175% or 0.200% on any unused borrowings based upon the Consolidated Leverage Ratio.

We must comply with certain financial covenants, including a minimum consolidated tangible net worth, a minimum consolidated EBITDA, and a maximum consolidated leverage ratio.

The Revolver contains customary covenants that will, subject to certain baskets, limit our ability to, among other things, (i) create liens; (ii) make certain investments; (iii) create contingent obligations; (iv) merge or consolidate with another company; and (v) transfer and sell assets.

The Revolver provides for customary events of default, including nonpayment, breach of the covenants in the Revolver, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments, and certain events of bankruptcy, insolvency and reorganization.

Certain of the lenders provide commercial banking services, including custody and cash management services for which they have received customary fees and expenses. We have also entered into foreign exchange hedging transactions with certain of the lenders.

Item 2.02   Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On October 19, 2004, StorageTek announced its results of operations and financial condition for the fiscal quarter ended September 24, 2004 in a Press Release, dated October 19, 2004, a copy of which is furnished as Exhibit 99.1.

On October 19, 2004, StorageTek conducted its Third Quarter 2004 Financial Results Conference Call (the “Conference Call”) for the fiscal quarter ended September 24, 2004. A copy of the script of the prepared remarks of StorageTek’s Chairman of the Board, President and Chief Executive Officer, Patrick J. Martin, for the Conference Call is furnished as Exhibit 99.2. A copy of the script of the prepared remarks of StorageTek’s Corporate Vice President, Chief Financial Officer, Robert S. Kocol, for the Conference Call is furnished as Exhibit 99.3.

Exhibit Index

99.1	Press Release, dated October 19, 2004 relating to StorageTek’s results of operations and financial condition for the fiscal quarter ended September 24, 2004.

99.2	Script of prepared remarks of StorageTek’s Chairman of the Board, President and Chief Executive Officer, Patrick J. Martin, for the Conference Call.

99.3	Script of prepared remarks of StorageTek’s Corporate Vice President, Chief Financial Officer, Robert S. Kocol, for the Conference Call.

Certain statements, projections and forecasts contained herein regarding StorageTek’s future performance and financial results, future products, and business plans constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” and “believes.” There are a number of risks and uncertainties that could cause StorageTek’s actual results to differ materially.

Some of these risks and uncertainties include, but are not limited to, StorageTek’s ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on our gross margins; our ability to execute our Information Lifecycle Management strategy; competitive pricing pressures; rapid technological changes in the markets in which we compete; our ability to attract and retain highly skilled employees; changes in our management; our ability to protect and develop intellectual property rights; our reliance on certain sole source suppliers; our ability to obtain quality parts and components in a timely manner; general economic conditions in the United States and globally; and other risks described in StorageTek’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC’s website.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report on Form 8-K is hereby incorporated in Item 2.03 by reference.

Item 7.01    Regulation FD Disclosure

The information set forth under Item 2.02 of this report on Form 8-K is hereby incorporated in Item 7.01 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2004	Storage Technology Corporation By: /s/ Thomas G. Arnold —————————————— Vice President, Corporate Controller

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